Exhibit 99.1

Company Investor/Media Contact:
DJO Incorporated
Mark Francois, Director of Investor Relations
(760) 734-4766
mark.francois@djortho.com

FOR IMMEDIATE RELEASE

DJO INCORPORATED ANNOUNCES FINANCIAL RESULTS FOR THIRD
QUARTER 2007

SAN DIEGO, CA October 29, 2007 – DJO Incorporated, (NYSE: DJO), a global provider of products and services that promote musculoskeletal and vascular health, today announced financial results for the third quarter of 2007, ended September 29, 2007.

Third Quarter Results

Net revenues for the third quarter of 2007 were $119.8 million, reflecting an increase of 5.8 percent, compared with net revenues of $113.2 million in the third quarter of 2006. The third quarter of 2006 included a revenue benefit of approximately $1.9 million due to a change in shipping terms for certain Aircast products and the clearing of product backorders that were outstanding at the end of the second quarter of 2006 due to the impact of integration activities taking place at that time. Excluding this 2006 revenue benefit, third quarter 2007 revenues increased approximately 7.6 percent from the third quarter of 2006. The third quarters of 2007 and 2006 each included 63 shipping days.

Non-GAAP net income for the third quarter of 2007 was $8.2 million, or $0.34 per share, reflecting an increase of 23.9 percent, compared to non-GAAP net income of $6.6 million, or $0.28 per share, for the third quarter of 2006. Non-GAAP net income results for the third quarter of 2007 exclude transaction costs related to the Company’s planned merger with ReAble Therapeutics ($1.5 million, net of tax). Non-GAAP results in the third quarter of 2006 excluded the impact of certain charges and expenses related to acquisitions ($1.4 million, net of tax), and the Company’s move into its new corporate headquarters ($0.8 million, net of tax). Non-GAAP net income for the third quarters of 2007 and 2006 has been reduced by the after-tax effect of non-cash stock-based compensation expense of $2.3 million, or $0.09 per share, and $2.3 million, or $0.10 per share, respectively. GAAP net income for the third quarters of 2007 and 2006 was $6.7 million, or $0.28 per share, and $4.4 million, or $0.18 per share, respectively.

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The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation expense and certain charges and expenses not deemed to be reflective of the ongoing operations of the Company, as discussed above. Adjusted EBITDA for the third quarter of 2007 was $31.8 million, or 26.5 percent of net revenues, reflecting an increase of 11.1 percent, compared to adjusted EBITDA of $28.6 million, or 25.3 percent of net revenues, for the third quarter of 2006.

Nine Month Results

Net revenues for the first nine months of 2007 were $354.9 million, reflecting an increase of 17.4 percent, compared with net revenues of $302.3 million for the first nine months of 2006. Revenues for the first nine months of 2007 included full contribution from the Company’s Aircast acquisition, which closed April 7, 2006. On a pro forma basis, as if the Aircast acquisition had closed on January 1, 2006, revenue for the first nine months of 2007 reflected growth of approximately 8.5 percent over the corresponding prior year period. The first nine months of 2007 and 2006 each included 191 shipping days.

Non-GAAP net income for the first nine months of 2007 was $22.3 million, or $0.93 per share, compared with non-GAAP net income of $18.2 million, or $0.78 per share, for the first nine months of 2006. Non-GAAP net income for the first nine months of 2007 and 2006 was reduced by the after-tax effect of stock-based compensation expense of $5.5 million, or $0.23 per share, and $5.3 million, or $0.23 per share, respectively.

For the first nine months of 2007, in addition to the merger-related adjustments noted above for the third quarter of 2007, non-GAAP net income excludes the impact of certain adjustments that the Company does not believe are reflective of its ongoing operations, including an adjustment to write down raw material inventories ($0.5 million, net of tax), an increase in the Company’s estimates of bad debt reserves required for certain aged accounts receivable from third party payors and patients ($2.6 million, net of tax), certain costs and expenses related to the integration of the acquired Aircast business ($1.2 million, net of tax) and costs related to the settlement of outstanding litigation ($0.3 million, net of tax). For the first nine months of 2006, non-GAAP net income excluded purchase accounting adjustments to write up acquired company inventories (Axmed and Aircast) to fair value ($0.9 million, net of tax), certain costs and expenses related to the integration of acquired businesses ($4.4 million, net of tax), certain costs and expenses related to the Company’s move into its new corporate headquarters ($0.8 million, net of tax), costs related to an arbitration that concluded in the second quarter of 2006 ($0.4 million, net of tax) and the write-off of previously deferred expenses

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related to a discontinued acquisition ($0.1 million, net of tax). GAAP net income for the first nine months of 2007 was $16.1 million, or $0.67 per share, compared with GAAP net income of $11.6 million, or $0.50 per share for the first nine months of 2006.

Adjusted EBITDA for the first nine months of 2007 was $87.0 million, or 24.5 percent of net revenues, reflecting an increase of 22.2 percent, compared to adjusted EBITDA of $71.2 million, or 23.5 percent of net revenues for the first nine months of 2006.

“We had a busy third quarter at DJO. Our core business continues to perform well with solid top-line growth and improved operating metrics highlighting the quarter. We also completed certain milestones required prior to closing the planned merger with ReAble Therapeutics,” said Les Cross, president and CEO.

“Net revenues for the third quarter reached $119.8 million, growing about 6% over the third quarter of 2006. In the third quarter of 2006, DJO realized a sizable revenue benefit of approximately $1.9 million within our Domestic Rehabilitation and International business segments, the result of a change in Aircast shipping terms and the clearing of product backorders from the second quarter of 2006. Excluding this revenue benefit last year, revenue growth across the Company was approximately 8% in the third quarter of 2007.

“Our Regeneration segment had a strong quarter with total segment revenue growing over 21% compared to the third quarter of 2006, and with our SpinaLogic® product line growing more than 37% over the prior year period. The share gains we continue to realize in the spine stimulation market are the result of our expanding distribution strategy in the U.S. that includes both direct and independent representatives.

“Our International segment also delivered strong revenue growth of approximately 13%, aided by our strategy to broaden our product lines in an expanding geographical footprint of direct distribution and also by favorable changes in foreign exchange rates.

“We were pleased to see solid sequential improvement in our gross profit and operating margins from the second quarter of this year as we made further progress with our cost initiatives. On a non-GAAP basis, our gross profit margin improved sequentially from the second quarter by 120 basis points, to 62.0% of revenues. Similarly, on a non-GAAP basis, our operating margin improved by 140 basis points, to 17.4% of revenues.

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“Another highlight of the third quarter was our strong cash flow. We generated approximately $24.1 million in cash from operations, before the impact of the merger related costs incurred during the quarter. We used this cash and $3.4 million received from the sale of the vacated Aircast New Jersey manufacturing facility to repay $25.5 million of debt during the third quarter. Our cash balances at the end of the quarter remained strong at approximately $12 million.

“We continue to be very excited about the merger of ReAble and DJO, which brings together two leaders in orthopedics and rehabilitation and creates a formidable new organization with complementary product lines and distribution synergies that should provide market opportunities worldwide for both companies’ product lines. We are well on our way to closing the transaction. We have completed all necessary approvals with the exception of the approval of our stockholders. The special meeting of our stockholders is scheduled for November 6, 2007. We continue to look forward to a fourth quarter closing.”

Recent Business Highlights:

•      DJO Incorporated entered into a merger agreement with ReAble Therapeutics on July 15, 2007. The merger agreement provides for DJO stockholders to receive $50.25 per share in cash in a transaction valued at approximately $1.6 billion.

•      In August 2007, DJO received accreditation status by the Accreditation Commission for Health Care, Inc. (ACHC), a private, not-for-profit corporation developed by home care and community-based providers to help companies improve their business operations and the quality of patient care.

•      In August 2007, DJO received FDA market approval for enhanced patient features for its line of OL1000 and SpinaLogic bone growth stimulation products.

•      In September 2007, DJO was named to the Deloitte & Touche “Technology Fast 50” list of San Diego’s fastest growing companies for the fifth year in a row.

About DJO Incorporated

DJO Incorporated is a global provider of solutions for musculoskeletal and vascular health, specializing in rehabilitation and regeneration products for the non-operative orthopedic, spine and vascular markets. Marketed under the Aircast®, DonJoy® and ProCare® brands, the Company’s broad range of over 750 rehabilitation products, including rigid knee braces, soft goods and cold therapy products, are used in the prevention of injury, in the treatment of chronic conditions and for recovery after surgery or injury. The Company’s regeneration products consist of bone growth stimulation devices that are used to treat nonunion fractures and as an adjunct therapy after spinal fusion surgery. The Company’s vascular systems products help prevent deep vein thrombosis and pulmonary embolism

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that can occur after orthopedic and other surgeries. Together, these products provide solutions throughout the patient’s continuum of care. The Company sells its products in the United States and in more than 75 other countries through networks of agents, distributors and its own direct sales force. Customers include orthopedic, podiatric and spine surgeons, orthotic and prosthetic centers, third-party distributors, hospitals, surgery centers, physical therapists, athletic trainers, other healthcare professionals and individual and team athletes. For additional information on the Company, please visit www.djortho.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, the Company’s pending merger with ReAble Therapeutics, Inc. The words “believe,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the Company’s ability to control or predict. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Some of the important factors that could adversely impact the pending merger with ReAble Therapeutics, Inc. or the Company’s results include disruption to the Company’s current plans and operations and potential difficulties in employee retention as a result of the merger; the occurrence of any event, change or other circumstance that could give rise to a termination of the merger agreement announced on July 16, 2007; the outcome of the pending legal proceedings that were instituted against our board of directors, DJO, ReAble and The Blackstone Group, ReAble’s parent company, following the announcement of the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the merger; and the failure to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the merger. Other risk factors are detailed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, filed on August 3, 2007, with the Securities and Exchange Commission and may be updated by the Company’s other SEC filings, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2007.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger referred to in the press release, DJO filed a definitive proxy statement with the SEC on October 9, 2007. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (AND ALL AMENDMENTS AND SUPPLEMENTS TO IT) AND OTHER MATERIALS THAT THE COMPANY MAY FILE WITH THE SEC IN THEIR ENTIRETY WHEN SUCH MATERIALS BECOME AVAILABLE, BECAUSE THE

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MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT DJO AND THE PROPOSED MERGER. The final proxy statement was mailed to DJO’s stockholders. Stockholders are able to obtain free copies of the final proxy statement, as well as the Company’s other filings, without charge, at the SEC’s Web site (www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from DJO by directing a request to: DJO Incorporated, 1430 Decision Street, Vista, CA, 92081, Attention: Mark Francois, Director of Investor Relations (Tel: 1-760-734-4766, Email: mark.francois@djortho.com).

Participants in the Solicitation

DJO and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in respect of the proposed merger referred to in the press release. Information regarding DJO’s directors and executive officers is available in DJO’s 2006 Annual Report on Form 10-K, filed with the SEC on March 1, 2007 and DJO’s proxy statement for its 2007 annual meeting of stockholders, filed with the SEC on April 20, 2007. Additional information regarding the interests of such potential participants was included in the definitive proxy statement filed with the SEC on October 9, 2007 in connection with the Special Meeting of Stockholders.

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DJO Incorporated

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data and number of operating days)

	Three Months Ended
	September 29, 2007	September 30, 2006

Net revenues	$119,784	$113,205
Costs of goods sold (A),(B)	45,501	45,340
Gross profit	74,283	67,865
Operating expenses:
Sales and marketing (A),(B)	35,621	33,398
General and administrative (A),(B)	11,336	13,075
Research and development (A),(B)	2,018	2,580
Amortization of acquired intangibles	4,503	4,510
Merger costs (A)	2,539	—
Total operating expenses	56,017	53,563
Income from operations	18,266	14,302
Interest expense and other, net	(4,999)	(5,845)
Income before income taxes	13,267	8,457
Provision for income taxes	(6,552)	(4,098)
Net income	$6,715	$4,359
Net income per share:
Basic	$0.28	$0.19
Diluted	$0.28	$0.18
Non-GAAP diluted net income per share (excluding the impact of certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$0.34	$0.28
Weighted average shares outstanding used to calculate per share information:
Basic	23,641	22,968
Diluted	24,251	23,598
Number of operating days	63	63

(A) Includes certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company, as follows (C):
Gross profit	$—	$2,442
Sales and marketing	—	713
General and administrative	39	465
Research and development	—	180
Merger costs	2,539	—
	$2,578	$3,800
(B) Includes stock-based compensation expense, as follows (C):
Gross profit	$280	$308
Sales and marketing	1,373	1,222
General and administrative	1,191	1,015
Research and development	153	140
	$2,997	$2,685

(C) See reconciliation of non-GAAP financial measures in table at end of press release.

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DJO Incorporated

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data and number of operating days)

	Nine Months Ended
	September 29, 2007	September 30, 2006

Net revenues	$354,869	$302,293
Costs of goods sold (A),(B)	140,841	119,961
Gross profit	214,028	182,332
Operating expenses:
Sales and marketing (A),(B)	111,795	92,375
General and administrative (A),(B)	35,229	35,709
Research and development (A),(B)	6,185	6,745
Amortization of acquired intangibles	13,490	10,651
Merger costs (A)	2,539	—
Total operating expenses	169,238	145,480
Income from operations	44,790	36,852
Interest expense and other, net (A)	(15,705)	(15,430)
Income before income taxes	29,085	21,422
Provision for income taxes	(12,974)	(9,790)
Net income	$16,111	$11,632
Net income per share:
Basic	$0.68	$0.51
Diluted	$0.67	$0.50
Non-GAAP diluted net income per share (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$0.93	$0.78
Weighted average shares outstanding used to calculate per share information:
Basic	23,536	22,620
Diluted	24,082	23,330
Number of operating days	191	191

(A)      Includes purchase accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company, as follows (C):

Gross profit	$2,851	$5,565
Sales and marketing	4,612	1,160
General and administrative	340	1,622
Research and development	—	187
Merger costs	2,539	—
Interest expense and other, net	—	2,529
	$10,342	11,063
(B) Includes stock-based compensation expense, as follows (C):
Gross profit	$812	$688
Sales and marketing	3,727	3,175
General and administrative	3,089	2,545
Research and development	421	385
	$8,049	$6,793

(C) See reconciliation of non-GAAP financial measures in table at end of press release.

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DJO Incorporated

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 29,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$11,956	$7,006
Accounts receivable, net	96,348	90,236
Inventories, net	43,422	47,214
Deferred tax asset, current portion	10,813	10,797
Prepaid expenses and other current assets	10,730	14,521
Total current assets	173,269	169,774
Property, plant and equipment, net	30,226	32,699
Goodwill, intangible assets and other assets	435,974	447,610
Deferred tax asset	10,288	18,251
Total assets	$649,757	$668,334

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other accrued liabilities	$55,147	$66,331
Long-term debt, current portion	—	831
Total current liabilities	55,147	67,162
Long-term debt, less current portion	285,500	326,419
Accrued pension	271	201
Other long-term accrued liabilities	5,083	4,283
Total stockholders’ equity	303,756	270,269
Total liabilities and stockholders’ equity	$649,757	$668,334

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DJO Incorporated

Unaudited Segment Information

(In thousands, except number of operating days)

	Three Months Ended		Revenues per Day
	September 29,	September 30,	September 29,	September 30,
	2007	2006	2007	2006
Net revenues:
Domestic Rehabilitation	$74,935	$74,640	$1,189	$1,185
Regeneration	19,105	15,767	303	250
International	25,744	22,798	409	362
Consolidated net revenues	119,784	113,205	$1,901	$1,797

Gross profit:
Domestic Rehabilitation	39,897	38,915
Regeneration	17,705	14,428
International	16,681	14,522
Consolidated gross profit (1)	74,283	67,865

Income from operations:
Domestic Rehabilitation	12,155	11,033
Regeneration	6,111	3,139
International	6,261	4,530
Income from operations of reportable segments (2)	24,527	18,702
Expenses not allocated to segments (3)	(6,261)	(4,400)
Consolidated income from operations	$18,266	$14,302
Number of operating days	63	63

(1)       GAAP consolidated gross profit for the three months ended September 29, 2007 and September 30, 2006, includes:

	Three Months Ended			Three Months Ended
	September 29, 2007			September 30, 2006
	Domestic Rehab	Regeneration	International	Domestic Rehab	Regeneration	International

GAAP gross profit	$39,897	$17,705	$16,681	$38,915	$14,428	$14,522
Certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company	—	—	—	2,343	32	67
Non-GAAP gross profit (excluding the impact of certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$39,897	$17,705	$16,681	$41,258	$14,460	$14,589

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DJO Incorporated

Unaudited Segment Information continued

(In thousands, except number of operating days)

(2) GAAP income from operations of reportable segments for the three months ended September 29, 2007 and September 30, 2006, includes:

	Three Months Ended			Three Months Ended
	September 29, 2007			September 30, 2006
	Domestic Rehab	Regeneration	International	Domestic Rehab	Regeneration	International

GAAP income from operations of reportable segments	$12,155	$6,111	$6,261	$11,033	$3,139	$4,530
Certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company	—	—	—	3,164	150	399
Non-GAAP income from operations of reportable segments (excluding the impact of certain charges related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$12,155	$6,111	$6,261	$14,197	$3,289	$4,929

(3) Expenses not allocated to segments for the three months ended September 29, 2007 and September 30, 2006 include costs not deemed to be reflective of the ongoing operations of the Company of $2.6 million and $0.1 million, respectively.

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DJO Incorporated

Unaudited Segment Information

(In thousands, except number of operating days)

	Nine Months Ended		Revenues per Day
	September 29,	September 30,	September 29,	September 30,
	2007	2006	2007	2006
Net revenues:
Domestic Rehabilitation	$219,842	$196,506	$1,151	$1,029
Regeneration	55,878	47,953	293	251
International	79,149	57,834	414	303
Consolidated net revenues	354,869	302,293	$1,858	$1,583

Gross profit:
Domestic Rehabilitation	112,346	102,967
Regeneration	51,675	44,213
International	50,007	35,152
Consolidated gross profit (1)	214,028	182,332

Income from operations:
Domestic Rehabilitation	24,821	30,310
Regeneration	16,538	10,560
International	18,396	8,851
Income from operations of reportable segments (2)	59,755	49,721
Expenses not allocated to segments (3)	(14,965)	(12,869)
Consolidated income from operations	$44,790	$36,852
Number of operating days	191	191

(1) GAAP consolidated gross profit for the nine months ended September 29, 2007 and September 30, 2006, includes:

	Nine Months Ended			Nine Months Ended
	September 29, 2007			September 30, 2006
	Domestic Rehab	Regeneration	International	Domestic Rehab	Regeneration	International

GAAP gross profit	$112,346	$51,675	$50,007	$102,967	$44,213	$35,152
Purchasing accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company	2,597	30	224	3,887	32	1,646
Non-GAAP gross profit (excluding the impact of purchasing accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$114,943	$51,705	$50,231	$106,854	$44,245	$36,798

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DJO Incorporated

Unaudited Segment Information continued

(In thousands, except number of operating days)

(2) GAAP income from operations of reportable segments for the nine months September 29, 2007 and September 30, 2006, includes:

	Nine Months Ended			Nine Months Ended
	September 29, 2007			September 30, 2006
	Domestic Rehab	Regeneration	International	Domestic Rehab	Regeneration	International

GAAP income from operations of reportable segments	$24,821	$16,538	$18,396	$30,310	$10,560	$8,851
Purchasing accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company	6,287	703	224	5,097	150	2,469
Non-GAAP income from operations of reportable segments (excluding the impact of purchasing accounting adjustments to write up acquired inventories to fair value, certain charges related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$31,108	$17,241	$18,620	$35,407	$10,710	$11,320

(3) Expenses not allocated to segments for the nine months ended September 29, 2007 and September 30, 2006 include costs not deemed to be reflective of the ongoing operations of the Company of $3.1 million and $0.8 million, respectively.

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DJO Incorporated

Unaudited Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

In managing its business, the Company makes use of certain non-GAAP financial measures in evaluating the Company’s results of operations.

The events giving rise to certain purchase accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to the Axmed and Aircast acquisitions, costs related to closing the ReAble acquisition and certain other costs and expenses are either not associated with the Company’s normal operating business or not reflective of the ongoing business operations of the Company. Costs and expenses that the Company believes are not associated with or reflective of its ongoing business operations include costs related to litigation and arbitration settlements, the write-off of previously deferred expenses related to discontinued acquisitions, the write-off of unamortized deferred debt issuance costs related to the Company’s former credit agreement, adjustments related to a complete count of raw material inventories subsequent to the Aircast integration and a charge to increase estimates of bad debts related to aged receivables due to the current impact of issues encountered in a prior year related to billing and collecting activities.

The Company also records significant non-cash stock-based compensation expense and non-cash amortization expense related to intangible assets acquired.

The Company believes disclosure of non-GAAP gross profit, non-GAAP income from operations, non-GAAP earnings and adjusted EBITDA has economic substance because the expenses excluded from these measures represent non-cash expenditures, or relate to transactions that are not associated with the Company’s normal operating business.

The Company believes that presenting non-GAAP diluted earnings per share, excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions, certain other costs and expenses not deemed reflective of the ongoing business operations of the Company, and adjusted EBITDA are additional measures of performance that investors can use to compare operating results between reporting periods. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, purchase accounting adjustments to write up acquired inventory to fair value, certain charges and expenses related to acquisitions and certain other costs and expenses not deemed reflective of the ongoing business operations of the Company. Management of the Company uses non-GAAP information internally in planning, forecasting and evaluating the Company’s results of operations in the current period and in comparing it to prior periods. The Company also uses these non-GAAP measures in evaluating management performance for compensation purposes. The Company believes that this information also provides investors better insight in evaluating the Company’s earnings performance from core operations and provides consistency in financial reporting.

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DJO Incorporated

Unaudited Reconciliation of Non-GAAP Financial Measures continued

(In thousands, except per share data)

The measure, “Non-GAAP gross profit” is reconciled with GAAP gross profit in the table below:

	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006

GAAP gross profit	$74,283	$67,865	$214,028	$182,332
Purchase accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company	—	2,442	2,851	5,565
Non-GAAP gross profit (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$74,283	$70,307	$216,879	$187,897

The measure, “Non-GAAP operating income” is reconciled with GAAP operating income in the table below:

	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006

GAAP operating income	$18,266	$14,302	$44,790	$36,852
Purchase accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company	2,578	3,800	10,342	8,534
Non-GAAP operating income (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$20,844	$18,102	$55,132	$45,386

The measure, “Non-GAAP net income” is reconciled with GAAP net income in the table below:

	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006

GAAP net income	$6,715	$4,359	$16,111	$11,632
Purchase accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company, net of tax	1,511	2,281	6,185	6,602
Non-GAAP net income (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$8,226	$6,640	$22,296	$18,234

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DJO Incorporated

Unaudited Reconciliation of Non-GAAP Financial Measures continued

(In thousands, except per share data)

The measure, “Non-GAAP diluted net income per share” is reconciled with GAAP net income in the table below:

	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006

GAAP diluted net income per share	$0.28	$0.18	$0.67	$0.50
Purchase accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company, net per share	0.06	0.10	0.26	0.28
Non-GAAP diluted net income per share (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions, and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$0.34	$0.28	$0.93	$0.78

The measure, “Adjusted EBITDA” is reconciled with GAAP net income in the table below:

	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006

GAAP net income	$6,715	$4,359	$16,111	$11,632
Plus:
Interest expense, net of interest income	5,321	6,284	16,932	15,684
Provision for income taxes	6,552	4,098	12,974	9,790
Depreciation and amortization	7,631	7,395	22,595	18,645
Stock-based compensation expense	2,997	2,685	8,049	6,793
Purchase accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company	2,578	3,800	10,342	8,625
Adjusted EBITDA (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$31,794	$28,621	$87,003	$71,169

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